UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34416 (Commission File Number)	27-0186273 (IRS Employer Identification No.)

6101 Condor Drive, Moorpark, California (Address of principal executive offices)	93021 (Zip Code)

Registrant’s telephone number, including area code: (818) 224-7442

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 8.01                                           Other Events.

On May 7, 2012, PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”),  PennyMac Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (in such capacity, the “Operating Partnership”), and PNMAC Capital Management, LLC, a Delaware limited liability company and the manager of the Company (in such capacity, the “Manager”), entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (collectively, the “Underwriters”), relating to the issuance and sale by the Company and the purchase by the Underwriters, severally, of 10,000,000 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), at a purchase price of $19.35 per share (before expenses).  Pursuant to the Purchase Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 Common Shares. The offering is expected to close on May 11, 2012.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated May 7, 2012, among the Company, the Operating Partnership, the Manager and the Underwriters

5.1	Opinion of Venable LLP as to the legality of the Common Shares

8.1	Opinion of Sidley Austin LLP as to certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2012	PENNYMAC MORTAGE INVESTMENT TRUST

	By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated May 7, 2012, among the Company, the Operating Partnership, the Manager and the Underwriters

5.1	Opinion of Venable LLP as to the legality of the Common Shares

8.1	Opinion of Sidley Austin LLP as to certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)